UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


               Date of the earliest event reported: MARCH 23, 2004
                                                    --------------

                         TOUCHSTONE RESOURCES USA, INC.

       (Exact Name of Small Business Company as Specified in Its Charter)


                        Commission file number: 000-50228
                                                ---------

          DELAWARE                                              33-0967974
--------------------------------                         ----------------------
(State or Other Jurisdiction of                              (IRS  Employer
Incorporation of Organization)                           Identification Number)


                      111 PRESIDENTIAL BOULEVARD, SUITE 165
                              BALA CYNWYD, PA 19004
                    ----------------------------------------
                    (Address of Principal Executive Offices)


                                 (610) 771-0680
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

      On March 23, 2004, the following transactions (the "Transactions") were consummated:

      (a) Pursuant to a Stock Purchase Agreement, dated March 15, 2004, by and between Touchstone Resources USA, Inc. (f/k/a The Coffee Exchange, Inc.), a Delaware corporation (the "Company"), and Touchstone Resources, Ltd., a British Columbia corporation ("Touchstone Canada"), the Company purchased 100% of the issued and outstanding shares of capital stock, no par value per share, of Touchstone Resources USA, Inc., a Texas corporation and wholly-owned subsidiary of Touchstone Canada ("Touchstone USA"), in consideration for which the Company issued 7,000,000 shares of its common stock, $.001 par value per share ("Common Stock"), to Touchstone Canada;

      (b) Pursuant to an Interest Purchase Agreement, dated March 23, 2004, by and among the Company, Touchstone Louisiana, Inc., a Nevada corporation and wholly-owned subsidiary of the Company ("Touchstone Louisiana"), and Touchstone Canada, the Company purchased a 10% membership interest in LS Gas, LLC, a Delaware limited liability company from Touchstone Canada, in consideration for which the Company issued 100,000 shares of Common Stock to Touchstone Canada; and

      (c) Pursuant to an Interest Purchase Agreement, dated March 23, 2004, by and among Touchstone Vicksburg, Inc., a Nevada corporation and wholly-owned subsidiary of the Company ("Touchstone Vicksburg"), Touchstone Awakino, Inc., a Nevada corporation and wholly-owned subsidiary of the Company ("Touchstone Awakino"), and Montex Exploration, Inc., a Delaware corporation ("Montex"): (i) Touchstone Vicksburg purchased a 10% limited partnership interest in PHT Vicksburg, L.P., a Delaware limited partnership, from Montex for $48,000, and
(ii) Touchstone Awakino purchased a 4.6% membership interest in Awakino South Exploration, LLC, a Delaware limited liability company, for $150,000.

      Touchstone USA is an oil and gas exploration company focused on projects located in the Permian Basin, the East Texas Basin, and the Texas and Louisiana Gulf Coast. The assets acquired by the Company as a result of its acquisition of Touchstone USA included all tangible and intangible assets of Touchstone USA, including all of its equity interests in oil and gas exploration projects. The Company intends to use any tangible assets of Touchstone USA constituting plant, equipment or other physical property in substantially the same manner in which they were used by Touchstone USA immediately prior to its acquisition by the Company.

      The amount of the consideration paid by the Company and its subsidiaries in connection with the Transactions was determined in arm's-length negotiations between the parties thereto, and the terms of the Transactions were approved by each of such parties' respective board of directors. Prior to the Transactions, there were no material relationships between the Company, Touchstone Louisiana, Touchstone Vicksburg or Touchstone Awakino, or any of their respective affiliates, officers and directors, or associates of any such officers or directors, on the one hand, and Touchstone Canada or Montex, on the other hand.

      All shares of Common Stock issued in connection with the Transactions are "restricted securities" as the term is defined in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), and may not be resold except

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pursuant  to  registration   under  the  Securities  Act  and   registration  or
qualification under applicable state securities laws, or an available exemption therefrom.

      The foregoing description of the Transactions does not purport to be complete and is qualified in its entirety by the terms of the Stock Purchase Agreement and the Interest Purchase Agreements filed as Exhibits 2.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (a) Financial Statements of Businesses Acquired.

      The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K not later than 60 days after the date that this report is required to be filed with the Securities and Exchange Commission ("SEC").

      (b) Pro Forma Financial Information.

      The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K not later than 60 days after the date that this report is required to be filed with the SEC.

      (c) Exhibits.

      2.1 Stock Purchase Agreement, dated March 15, 2004, by and between Touchstone Resources USA, Inc. (f/k/a The Coffee Exchange, Inc.) and Touchstone Resources, Ltd.

      10.1 Interest Purchase Agreement, dated March 23, 2004, by and among Touchstone Resources USA, Inc. (f/k/a The Coffee Exchange, Inc.), Touchstone Louisiana, Inc., and Touchstone Resources, Ltd.

      10.2 Interest Purchase Agreement, dated March 23, 2004, by and among Touchstone Vicksburg, Inc., Touchstone Awakino, Inc., and Montex Exploration, Inc.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          TOUCHSTONE RESOURCES USA, INC.


Dated: April 15, 2004                     /s/  Stephen P. Harrington
                                          -------------------------------------
                                          Stephen P. Harrington
                                          President and Chief Executive Officer



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                                  EXHIBIT INDEX

Exhibit Number                            Description

      2.1 Stock Purchase Agreement, dated March 15, 2004, by and between Touchstone Resources USA, Inc. (f/k/a The Coffee Exchange, Inc.) and Touchstone Resources, Ltd.

      10.1 Interest Purchase Agreement, dated March 23, 2004, by and among Touchstone Resources USA, Inc. (f/k/a The Coffee Exchange, Inc.), Touchstone Louisiana, Inc., and Touchstone Resources, Ltd.

      10.2 Interest Purchase Agreement, dated March 23, 2004, by and among Touchstone Vicksburg, Inc., Touchstone Awakino, Inc., and Montex Exploration, Inc.